[Letterhead of Pritchett Siler & Hardy, P.C. ]

                 INDEPENDENT AUDITORS' CONSENT



           CONSENT OF INDEPENDENT PUBLIC  ACCOUNTANTS


We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Two Moons Kachinas Corp., of our report dated February 5, 2003, relating to the financial statements of Two Moons Kachinas Corp. For the ywars ended December 31, 2002 and 2001. We also consent to the reference to us under the heading "Experts" in the registration statement.

/s/ Pritchet, Siler & Hardy, P.C.

Pritchett Siler & Hardy, P.C.

Salt Lake City, Utah
September 24, 2003